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Exhibit 5.1

September 3, 2013

LinkedIn Corporation
2029 Stierlin Court
Mountain View, CA 94043

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") that is automatically effective under the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 462(e) promulgated thereunder, filed by LinkedIn Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the proposed issuance and sale by the Company, as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and any supplements to the Prospectus ("the "Prospectus Supplements"), of shares of the Company's Class A common stock, $0.0001 par value per share (the "Shares").

The Shares are to be sold from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Shares are to be sold pursuant to an underwriting agreement approved by the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") in substantially the form to be filed under a Current Report on Form 8-K (the "Underwriting Agreement"). The number of Shares to be issued and sold will be set forth in a final Prospectus.

We are acting as counsel for the Company in connection with the sale by the Company of the Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, (iii) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (iv) that a Prospectus or Prospectus Supplement will have been filed with the Commission describing the Shares offered thereby; (v) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus or Prospectus Supplement; (vi) that a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) with respect to shares of Class A Common Stock, that there will be sufficient shares of Class A Common Stock authorized under the Company's organizational documents that are not otherwise reserved for issuance; and (viii) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that when both: (a) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the Shares and related matters; and (b) certificates representing the Shares have been duly executed, countersigned, registered and delivered in accordance with the Underwriting Agreement approved by the Board, then the Shares will be validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)   limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)   rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)   general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America; and the General Corporation Law of the State of Delaware (the "DGCL"). Our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati

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  Exhibit 5.1